                                                                    EXHIBIT 99.5

                [FORM OF INSMED PHARMACEUTICALS, INC. PROXY CARD]

                          INSMED PHARMACEUTICALS, INC.

       PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR A SPECIAL MEETING OF
                 SHAREHOLDERS TO BE HELD ON ___________ __, 2000

     The undersigned hereby appoints Geoff Allan and Michael D. Baer and each of them, proxies, with power of substitution and revocation, to vote all shares of common stock and preferred stock of Insmed Pharmaceuticals, Inc. (the "Company") standing in the name of the undersigned at the special meeting of shareholders of said Company at the Company's headquarters, 800 East Leigh Street, Richmond, Virginia 23219, on _______, _______ __, 2000, at 1:00 P.M., local time, and any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, upon and in respect of the following matters and in their discretion for the transaction of such other business as may properly come before the meeting; all as set forth in the joint proxy statement/prospectus dated ________ __, 2000.

     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE REVERSE SIDE. IN THE ABSENCE OF ANY INSTRUCTIONS, SUCH SHARES WILL BE VOTED FOR THE AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION AND RELATED PLAN OF EXCHANGE, AS DESCRIBED ON THE REVERSE SIDE.

(Continued, and to be SIGNED on the reverse side.)

                                                    INSMED PHARMACEUTICALS, INC.
                                                    800 EAST LEIGH STREET
                                                    RICHMOND, VIRGINIA 23219

The Board of Directors of INSMED PHARMACEUTICALS, INC. recommends a vote FOR:

     Approval of the Amended and Restated Agreement and Plan of Reorganization, including the related plan of exchange, dated as of February 9, 2000, by and among Insmed Pharmaceuticals, Inc., Celtrix Pharmaceuticals, Inc., Insmed Incorporated, a newly formed corporation and Celtrix MergerSub, Inc., a wholly-owned subsidiary of Insmed Incorporated.

     FOR  [  ]                 AGAINST  [  ]                     ABSTAIN  [  ]

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AND MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, only one of such persons need sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Please mark, sign, date and return the proxy card promptly, using the enclosed envelope.




Dated:  ________ __, 2000                   ____________________________________
                                            Signature



                                            ____________________________________
                                            Signature

                               PLEASE DETACH HERE
                 You Must Detach This Portion of the Proxy Card
                  Before Returning It in the Enclosed Envelope

                                       2